                         CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights"  in each  of the  Prospectuses  and  "Independent  Auditors"  in the
Statement of Additional Information and to the incorporation by reference of our report  dated  February  9,  2001  on the  financial  statements  and  financial
highlights  of  SBL  Fund  in  the  Post-Effective   Amendment  No.  43  to  the
Registration  Statement  (Form N-1A) and related  Prospectuses  and Statement of
Additional  Information filed with the Securities and Exchange  Commission under the Securities Act of 1933  (Registration  No. 2-59353) and under the Investment
Company Act of 1940 (Registration No. 811-2753).

                                                   /s/ Ernst & Young LLP

Kansas City, Missouri
April 12, 2001